                                                                    EXHIBIT 99.1

NORTHWEST BIOTHERAPEUTICS, INC.
21720 - 23RD DRIVE S.E., SUITE 100
BOTHELL, WASHINGTON  98021
HTTP://WWW.NWBIO.COM

                                      MEDIA CONTACT: Mary Royals
                                                     (202) 778-1021
                                                     mroyals@apcoworldwide.com

NORTHWEST BIOTHERAPEUTICS, INC. ANNOUNCES FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS AND DATE FOR ANNUAL MEETING OF STOCKHOLDERS

BOTHELL, WASHINGTON - MARCH 19, 2003 - Northwest Biotherapeutics, Inc. (OTCBB:NWBT) today announced financial results for the fourth quarter and full year ended December 31, 2002.

For the fourth quarter ended December 31, 2002, Northwest Biotherapeutics reported a net loss of $1.7 million, or $0.10 per share. This result compared to a net loss of $5.2 million, or $1.11 per share, in the fourth quarter ended December 31, 2001.

For the full year ended December 31, 2002, Northwest Biotherapeutics reported a net loss of $12.8 million, or $0.76 per share. Excluding non-cash charges attributable to an accrued loss on the Company's facility sublease of $721,000 and asset impairment charges of $1.03 million for vacating approximately 22,000 square feet no longer needed at its Bothell, Washington facility, the net loss for the year would have been $11.0 million, or $0.65 per share. The loss per share data is based on the weighted average common shares outstanding for the respective periods, which for 2001 only includes the shares issued and preferred stock converted in our initial public offering for the last half of December 2001.

As of December 31, 2002, Northwest Biotherapeutics had approximately $2.5 million in cash and cash equivalents. This did not include $1.8 million net proceeds from the Company's sale of Medarex, Inc. common stock in January and February 2003 acquired pursuant to a December 9, 2002 agreement with Medarex. The Company expects the total of this capital to be sufficient to fund its operations into the fourth quarter of 2003.

"We expect that our 2003 expenses will be significantly lower than in the previous two years as a direct result of our restructuring in the fourth quarter of 2002," said Daniel O. Wilds, the Company's chairman, president and chief executive officer. Wilds indicated that the major elements of the Company's restructuring included: a greater focus on its pre-clinical monoclonal antibody and dendritic cell-based product candidates; the cessation of its clinical trials; the revision of its co-development relationship with Medarex; and, the reduction of approximately two-thirds of its workforce while preserving a core team of its technologists and business professionals.

The Company also announced that it will hold its 2003 Annual Meeting of Stockholders on Thursday, April 24, 2003 at 10:30 a.m. (Seattle time) at the Washington Athletic Club in Seattle, Washington. The Board of Directors of the Company has set March 14, 2003 as the record date for the determination of stockholders entitled to vote at the annual meeting.

ABOUT NORTHWEST BIOTHERAPEUTICS:

Northwest Biotherapeutics is a biotechnology company focused on discovering, developing and commercializing immunotherapy products that safely generate and enhance immune system responses to effectively treat cancer. The Company's strategy is to combine its expertise in dendritic cell biology, immunology and antigen discovery with its proprietary technologies to develop cancer therapies. If successful in restructuring, the Company intends to focus its efforts on the advancement of its pre-clinical monoclonal antibody and dendritic cell-based product candidates, pursue potential partnerships, and further evaluate other strategic alternatives.

IMPORTANT NOTICE:

Except for the historical information presented in this news release, matters discussed herein may constitute forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that might cause such a difference include, but are not limited to, uncertainties related to the progress, costs and results of our pre-clinical activities, the progress of our research and development projects, and our ability to control our expenses and external factors that may cause our expenses to increase. Such forward-looking statements are also subject to the risks and uncertainties described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. Northwest Biotherapeutics disclaims any intent or obligation to update these forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events, except as required by securities laws.

NORTHWEST BIOTHERAPEUTICS, INC.
CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                    QUARTER ENDED    QUARTER ENDED     YEAR ENDED       YEAR ENDED
                                                      12/31/02          12/31/01        12/31/02         12/31/01
REVENUES                                              $     --         $     55         $      9         $    129

OPERATING COSTS AND EXPENSES                             4,577            2,948           15,772           10,200
                                                      --------         --------         --------         --------
LOSS FROM OPERATIONS                                  $ (4,577)        $ (2,893)        $(15,763)        $(10,071)

OTHER INCOME AND EXPENSE, NET                            2,849             (554)           2,959             (869)
                                                      --------         --------         --------         --------
NET LOSS                                              $ (1,728)        $ (3,447)        $(12,804)        $(10,940)
                                                      ========         ========         ========         ========
     Series A preferred stock redemption fee .              --           (1,700)              --           (1,700)
     Accretion of Series A preferred stock
          mandatory redemption obligation                   --              (66)              --             (379)
     Beneficial conversion feature of Series D
          preferred stock                                   --               --               --           (4,274)
                                                      --------         --------         --------         --------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS            $ (1,728)        $ (5,213)        $(12,804)        $(17,293)
                                                      ========         ========         ========         ========
NET LOSS PER SHARE - BASIC AND DILUTED                $  (0.10)        $  (0.73)        $  (0.76)        $  (4.16)
                                                      ========         ========         ========         ========
NET LOSS PER SHARE APPLICABLE TO COMMON
   STOCKHOLDERS - BASIC AND DILUTED                   $  (0.10)        $  (1.11)        $  (0.76)        $  (6.57)
                                                      ========         ========         ========         ========
WEIGHTED AVERAGE SHARES USED IN COMPUTING
   BASIC AND DILUTED LOSS PER SHARE                     16,979            4,697           16,911            2,631
                                                      ========         ========         ========         ========


NORTHWEST BIOTHERAPEUTICS, INC.
CONDENSED BALANCE SHEETS (UNAUDITED), IN THOUSANDS

                                                           12/31/02       12/31/01
                                                           --------       --------
ASSETS:
Cash and investment securities                              $ 2,539        $14,966
Property and equipment, net                                   1,348          2,785
Other assets                                                  3,685          1,725
                                                            -------        -------
TOTAL ASSETS                                                $ 7,572        $19,476
                                                            =======        =======


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
Current liabilities                                         $ 1,649        $ 2,186
Other liabilities                                             1,047            355
Preferred stock                                                  --             --
Stockholders' equity (deficit)                                4,876         16,935
                                                            -------        -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)        $ 7,572        $19,476
                                                            =======        =======